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                                                                  Exhibit 10.28

                            GEOLOGISTICS CORPORATION.

                          1999 LONG-TERM INCENTIVE PLAN

                                    * * * * *


         1. PURPOSE. The purpose of the 1999 Long-Term Incentive Plan (the "Plan") is to further and promote the interests of GeoLogistics Corporation (the "Company"), its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers, and to align the interests of those individuals and the Company's shareholders. To do this, this Plan offers equity-based opportunities providing such employees and officers with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

         2. DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below:

              2.1  "AWARD" means an award or grant made to a Participant under
Section 6 of this Plan.

              2.2 "AWARD AGREEMENT" means the agreement executed by a Participant pursuant to Sections 3.2 and Section 6.1 of this Plan in connection with the granting of an Award.

              2.3 "BOARD" means the Board of Directors of the Company, as constituted from time to time.

              2.4 "CODE" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

              2.5 "COMMITTEE" means the committee of the Board established to administer this Plan, as described in Section 3 of this Plan.

              2.6 "COMMON STOCK" means the Common Stock, par value $.001 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

              2.7 "COMPANY" means GeoLogistics Corporation, a Delaware corporation, or any successor corporation to GeoLogistics Corporation.

              2.8 "DISABILITY" means disability as defined in the Participant's then effective employment agreement, or if the participant is not then a party to an effective employment agreement with the Company which defines disability, "Disability" means disability as


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determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan, if any. Subject to the first sentence of this Section 2.8, at any time that the Company does not maintain a long-term disability plan, "Disability" shall mean any physical or mental incapacity which prevents a participant from performing the essential functions of his or her position and which has lasted or is determined by a physician selected in good faith by the Company to be expected to last at least ninety (90) days.

              2.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

              2.10 "FAIR MARKET VALUE" means the fair market value of a share of the Common Stock as determined in good faith by the Board.

              2.11 "PARTICIPANT" means any individual who is selected from time to time under Section 5 to receive an Award under this Plan.

              2.12 "PLAN" means the GeoLogistics Corporation 1999 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

              2.13 "RESTRICTED SHARES" means the restricted shares of Common Stock granted pursuant to the provisions of Section 6 of this Plan and the relevant Award Agreement.

              2.14 "RETIREMENT" means the voluntary retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of (i) age 65, or (ii) 60, with the consent of the Board.

              2.15 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

         3.   ADMINISTRATION.

              3.1 THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be composed of not less than two (2) of the then members of the Board who are Non-Employee Directors (within the meaning of SEC Rule 16b-3(b)(3)) of the Company. No member of the Committee shall be eligible to receive Awards under this Plan. Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board, and the Board, subject to the immediately preceding sentence, may at any time remove any member from, or add a member to, the Committee.


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              3.2  PLAN ADMINISTRATION AND PLAN RULES. The Committee is
authorized to construe and interpret this Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of this Plan. Subject to the terms and conditions of this Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of this Plan including, without limitation, (a) selecting this Plan's Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions and/or other terms and conditions upon such Awards as the Committee shall deem appropriate, (d) correcting any technical defect(s) or technical omission(s), (e) specifying the terms and conditions upon which the Awards to individual Participants become unrestricted and vested, (f) establishing repurchase procedures for vested Awards, (g) reconciling any technical inconsistencies in this Plan and/or any Award Agreement or (h) electing to vest any or all of a Participant's Restricted Shares at any time and for any reason, in each case as the Committee deems appropriate. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of this Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection of any employee or officer for participation in this Plan and/or the granting of any Awards to Participants. The Committee may also, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not subject to
Section 16 of the Exchange Act. The Committee's determinations under this Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of this Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under this Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

              3.3 LIABILITY LIMITATION. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

         4.   TERM OF PLAN/COMMON STOCK SUBJECT TO PLAN.

              4.1 TERM. The Plan shall terminate on December 31, 2009, except with respect to Awards then outstanding. After such date no further Awards shall be granted under this Plan.


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              4.2  COMMON STOCK. The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under this Plan, subject to adjustment as provided in Section 10.2 of this Plan, shall not exceed 100,000 shares. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of this Plan. Common Stock which may be issued under this Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under this Plan.

              4.3 COMPUTATION OF AVAILABLE SHARES. For the purpose of computing the total number of shares of Common Stock available for Awards under this Plan, there shall be counted against the limitations set forth in Section 4.2 of this Plan the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 6 of this Plan, determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under this Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards.

         5. ELIGIBILITY. Individuals eligible for Awards under this Plan shall consist of key employees and officers, or those who will become key employees or officers, of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary.

         6.   RESTRICTED SHARES.

              6.1 AWARD AGREEMENTS. Each Participant receiving an Award under this Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions and/or other terms and conditions of the Award set forth therein and in this Plan.

              6.2 TERMS AND CONDITIONS. Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of this Plan, as the Committee shall set forth in the relevant Award Agreement. Subject to the terms of this Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant, and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied


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by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

              "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the GeoLogistics Corporation 1999 Long-Term Incentive Plan and an Award Agreement entered into between the registered owner hereof and GeoLogistics Corporation. Copies of such Plan and Award Agreement are on file in the office of the Secretary of GeoLogistics Corporation. GeoLogistics Corporation will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. GeoLogistics Corporation reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

              6.3 RESTRICTED SHARE GRANTS. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions and/or other terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).

              6.4 RESTRICTION PERIOD. In accordance with Sections 6.2 and 6.3 of this Plan, and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the "Restriction Period"). Notwithstanding the preceding sentence, in no event shall the Restriction Period be less than six (6) months after the date of grant except as otherwise provided in the relevant Award Agreement. During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions and/or other terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in
Section 6.5 of this Plan.


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              6.5  PAYMENT OF RESTRICTED SHARE GRANTS. After the satisfaction and/or lapse of the restrictions and/or other terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 6.2 of this Plan, for the number of shares of Common Stock which are no longer subject to such restrictions and/or terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

              6.6 SHAREHOLDER RIGHTS. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under this Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

         7. DIVIDEND EQUIVALENTS. In addition to the provisions of Section 6.6 of this Plan, Awards may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

         8. TERMINATION OF EMPLOYMENT. Except as is otherwise provided in the relevant Award Agreement as determined by the Committee (in its sole discretion), or in the Participant's then effective employment agreement, if any, if a Participant's employment with the Company and/or its Subsidiaries terminates for any reason whatsoever, including, without limitation, death, Disability, resignation, Retirement or termination with or without Cause (as that term is defined in any agreement or any plan, policy, or practice applicable to the Participant) prior to the satisfaction and/or lapse of the restrictions and/or other terms and conditions applicable to a grant of Restricted Shares, such Restricted Shares shall immediately be cancelled and the Participant (and such Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Shares. Notwithstanding anything to the contrary in this
Section 8, the Committee, in its sole discretion, may determine within ninety
(90) days after the date of such termination that all or a portion of any such Participant's Restricted Shares shall become fully vested, rather than being so cancelled and forfeited.

         9. NON-TRANSFERABILITY OF AWARDS. Unless otherwise provided in the Award Agreement, no Award under this Plan or any Award Agreement, and no rights or interests herein or therein, may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary of any Participant, except by


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                                      -7-

testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgments, alimony or separate maintenance.

         10.  CHANGES IN CAPITALIZATION AND OTHER MATTERS.

              10.1 NO CORPORATE ACTION RESTRICTION. The existence of this Plan or any Award Agreement and/or the fact that Awards have been granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issuance of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof,
(d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers or agents of the Company or any subsidiary, as a result of any such action. Notwithstanding anything herein contained to the contrary, any Award granted hereunder shall be cancelled immediately prior to the effective time of a transaction between the Company and another party pursuant to a written agreement whereby the consummation of the transaction is conditioned upon the availability of "pooling of interests" accounting treatment (within the meaning of A.P.B. No. 16 or any successor thereto); provided, however, that no such Awards may be cancelled unless:

                   (i) the existence of the Awards would (in the opinion of the firm of independent certified public accountants regularly engaged to audit the Company's financial statements) render the transaction ineligible for pooling of interests accounting treatment;

                   (ii) the cancellation of the Awards would (in the opinion of the firm of independent certified public accountants regularly engaged to audit the Company's financial statements) render the transaction eligible for pooling of interests accounting treatment;

                   (iii) the transaction is, in fact, consummated; and

                   (iv) the written agreement providing for the transaction provides for each Participant to whom an Award has been granted and whose Award must be cancelled in accordance with this provision to receive, upon the effective date of such transaction, property or cash with a fair market value at least equal to the monetary payment that would be made upon exercise of such Award.


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              10.2 RECAPITALIZATION ADJUSTMENTS. Except as otherwise provided in the relevant Award Agreement, in the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Common Stock, the Board shall authorize and make such adjustments, if any, as the Board deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under this Plan, the maximum number of shares of the Common Stock which may be granted or awarded to any Participant, and the number of shares of the Common Stock covered by each outstanding Award. Notwithstanding the foregoing, in the event of a stock dividend, the adjustments described in this Section 10.2 shall occur automatically, without any Board action being required.

         11.  AMENDMENT, SUSPENSION AND TERMINATION.

              11.1 IN GENERAL. The Board may suspend or terminate this Plan (or any portion thereof) at any time and may amend this Plan at any time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall materially adversely effect the rights of any Participant under any outstanding Restricted Share grants, without the consent of such Participant.

              11.2 AWARD AGREEMENT MODIFICATIONS. The Committee may (in its sole discretion) amend or modify at any time the restrictions and/or other terms and conditions of any outstanding Restricted Share grants in any manner, to the extent that the Committee under this Plan or any Award Agreement could have initially established the restrictions and/or other terms and conditions of such Restricted Share grants, including, without limitation, changing or accelerating the date or dates as of which such Restricted Share grants shall become vested. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

         12.  MISCELLANEOUS.

              12.1 TAX WITHHOLDING. The Company shall have the right to deduct from any payment or settlement under this Plan, including, without limitation, the delivery, transfer or vesting of any Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee.


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              12.2 NO RIGHT TO EMPLOYMENT. Neither the adoption of this Plan, the granting of any Award, nor the execution of any Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

              12.3 OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under this Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of this Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

              12.4 LISTING, REGISTRATION AND OTHER LEGAL COMPLIANCE. No Awards or shares of the Common Stock shall be required to be issued or granted under this Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under this Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange or automated quotation system upon which the Common Stock is then listed or designated for quotation, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, (b) the issuance or other distribution of Restricted Shares and/or Common Stock or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such shares to be issued or distributed, or any such payment, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of SEC Rule 16b-3. To the extent any provision of this Plan or any action by the administrators of this Plan fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


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              12.5 DESIGNATION OF BENEFICIARY. Each Participant to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of this Plan and the relevant Award Agreement may become payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under this Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

              12.6 LEAVES OF ABSENCE/TRANSFERS. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under this Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

              12.7 LOANS. Subject to applicable law, the Committee may provide, pursuant to Plan rules, for the Company or any Subsidiary to make loans to Participants to finance the withholding obligation under Section 12.1 of this Plan and/or the estimated or actual taxes payable by the Participant as a result the delivery, transfer or vesting of such Restricted Shares and the Committee may prescribe the terms and conditions of any such loan.

              12.8 GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of this Plan.

              12.9 EFFECTIVE DATE. The Plan shall be effective upon its approval by the Board and adoption by the Company.

         IN WITNESS WHEREOF, this Plan is adopted by the Company on this 1 day of March, 2000.


                                  GEOLOGISTICS CORPORATION

                                  By:
                                     ---------------------------
                                     Name:
                                     Title: